Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS AGREEMENT is dated the 30th day of August, 2010, and entered into by and between Gary Morris of Spring Hill, Kansas, and David B. Hayden of Spring Hill, Kansas, ("Sellers"), and Butler National Corporation, a Kansas corporation, or its assigns ("Buyer").

WHEREAS, Sellers desire to sell all of the issued and outstanding capital stock of Kings Avionics, Inc., a Kansas corporation ("Corporation"), and Buyer is willing to acquire such interest of Sellers, all in accordance with the following agreement;

1. NOW, THEREFORE, in consideration of the mutual promises herein made, Sellers and Buyer represent, warrant and agree as follows: SALE AND PURCHASE OF STOCK.

At the closing to be held on the Closing Date (as hereinafter defined):

1.1 Sale of Shares. Sellers shall sell to Buyer and Buyer shall purchase from Sellers all of the outstanding Capital Stock (as hereinafter defined) of the Corporation, said shares of Capital Stock (the "Shares") to be sold and purchased are identified on Exhibit A.

1.2 Purchase Price. At the Closing, in consideration for the sale of the Shares of the Corporation the execution of the Confidentiality and Non-compete Agreements attached hereto as Exhibit C and D (and the obligations imposed therein) and the Transition Services (as defined below) provided by the Sellers, Buyer agrees to pay Sellers the following (without the accumulation of any interest whatsoever):

Payee Purchase Price
Gary Morris $270,000.00 payable over two years ($11,250/mo)
David B. Hayden $270,000.00 payable over two years ($11,250/mo)

2. CLOSING DATE.
The Closing for the transaction contemplated by this Agreement (the "Closing") shall take place at Buyer's place of business located at 19920 W. 161st, Olathe, Kansas 66062, commencing at 11:00 a.m., on August 31, 2010, or on such other date or at such other place as Buyer and Sellers may mutually agree (such date is herein called the "Closing Date").

3. SELLERS' REPRESENTATIONS AND WARRANTIES.
Sellers hereby jointly and severally make the following representations and warranties to Buyer, each of which is true and correct on the date hereof and will be true and correct on the Closing Date, each of which shall be unaffected by any investigation heretofore or hereafter made by Buyer and each of which shall survive the Closing and the transactions contemplated hereby:

3.1 Sellers. Sellers are the owners, beneficially and of record, of all of the issued Capital Stock (as hereinafter defined) [as set forth in Section 1.1 of this Agreement], which is all of the outstanding stock of the Corporation. Sellers each have complete and unrestricted power to enter into this Agreement and all other agreements to be executed and delivered by Sellers hereunder, and to perform their obligations hereunder and thereunder. This Agreement has been, and all other agreements to be executed and delivered by Sellers hereunder including the Confidentiality Agreement and Non-Compete Agreement will be prior to the Closing, duly authorized, executed and delivered by each of the Sellers and constitute legal, valid and binding obligations of all Sellers and enforceable against each of the Sellers in accordance with its terms. The execution and delivery of this Agreement and all other agreements to be executed and delivered by Sellers hereunder and the consummation of the transactions contemplated hereby and thereby by Sellers will not violate any provision of, or constitute a default under, any law, regulation, order or judgment or any contract or other agreement to which any of Sellers is a party or by which any of them is bound or result in the creation or imposition of any lien, claim, charge or encumbrance of any nature whatsoever upon the Assets or the Capital Stock (as such terms are hereinafter defined). Neither the execution and delivery by Sellers of this Agreement, nor the consummation of the transactions contemplated by this Agreement, requires the consent or approval of, or the giving of notice by Sellers or Corporation to, or the registration by Sellers or Corporation with, or the taking of any other action by Sellers or Corporation in respect of, any federal, state or local governmental authority or any third party.

3.2 Corporate.
(a) Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas and has all requisite corporate power and authority to own its property and operate its business as and where it is now being conducted.

(b) Corporation has no subsidiaries and owns no interest in any corporation, partnership, proprietorship or any other business entity.

(c) The entire authorized capital stock of Corporation consists of 250 shares of common stock, having a par value of $100 each (the "Capital Stock"), all of which shares are validly issued, fully paid and nonassessable. There are no outstanding or authorized options, warrants, agreements, subscriptions, calls, demands or rights of any character relating to the Capital Stock, whether or not issued, including without limitation securities convertible into or evidencing the right to purchase any Capital Stock or other securities of Corporation. The Capital Stock is owned by Sellers, and will be transferred to Buyer, free and clear of all liens, claims, encumbrances and charges and subject to no restrictions as to transferability.

3.3 Financial Statements. The unaudited balance sheets of Corporation as of August 31, 2010, the unaudited statement of income for the period then ended, all of which have previously been delivered to Buyer, present fairly the financial condition of Corporation as of their respective dates and the results of its operations for the respective periods then ended and have been prepared in conformity with generally accepted accounting principles consistently applied throughout the respective periods. Corporation has no material liabilities or obligations of any nature, whether absolute or contingent, accrued or otherwise, which are not shown or provided for on the unaudited balance sheet, Exhibit A.

3.4 Absence of Certain Events. Since August 15, 2010 the business of Corporation has been operated only in the ordinary and normal course of business and there has not been any material adverse change in the financial condition, assets, liabilities, results of operations, business, prospects or condition, financial or otherwise, of Corporation and there has been no occurrence, circumstance or combination thereof which might be expected to result in any such material adverse change before or after the Closing Date.

3.5 Title to and Condition of Properties.

(a) Corporation has good and marketable title to all of its personal and mixed properties (the "Assets") free and clear of all mortgages, liens, pledges, charges, claims, leases, restrictions or encumbrances of any nature whatsoever, and subject to no restrictions with respect to transferability except such restrictions imposed by Patriot's Bank to secure the loans from Patriot's Bank to the Corporation as shown on the balance sheet attached as Exhibit A assumed by Buyer as a result of the transaction contemplated herein. All of the Assets are in the Corporation's possession and control at the New Century Airport in Kansas.

(b) All of the tooling, structures, machinery, equipment, furniture and fixtures of Corporation are in good operating condition and repair and of an appropriate character for use in the operation of its business in the ordinary course and free and clear of all liens, claims, restrictions and encumbrances.

(c) All inventory of Corporation is of a quality and quantity usable and saleable in the ordinary course of the business of Corporation and the values at which such inventories are carried on the books and records of Seller reflect accurately the normal inventory valuation policy of Corporation of stating inventory at the lower of cost or market.

(d) The accounts receivable of Corporation as shown on its books and records have arisen in the ordinary cause of business, represent valid obligations owed to Corporation and are recorded as accounts receivable on the books of Corporation in accordance with generally accepted accounting principles consistently applied and said accounts receivable (billed and unbilled) of Corporation will be fully paid in the ordinary course of business within sixty (60) days after the due date thereof except to the extent of any bad debts reserved against on the books and records of Corporation.

(e) The Assets of the Corporation constitute all of the assets reasonably necessary for the conducting of an Avionics business in the ordinary course of business.

3.6 Contracts and Commitments.

(a) Corporation has no existing contracts with directors, officers, employees or shareholders that are not cancelable by Corporation on notice of not longer than one (1) day and without liability, penalty or premium.

(b) Corporation has not given a power of attorney, which is currently in effect, to any person, firm or corporation for any purpose whatsoever.

(c) Corporation has no collective bargaining or employment agreements, nor any agreements that contain any severance or termination pay liabilities or obligations, nor any bonus, vacation, deferred compensation, stock purchase, stock option, profit-sharing, pension, retirement or other employee benefit plans.

(d) Neither Corporation nor any Seller has made any other contract or agreement or granted any option to sell or otherwise transfer the Assets or the Capital Stock.

(e) Exhibit B attached hereto is a list of all contracts, leases, licenses, commitments and other agreements relating to the Assets and the operation of the business of Corporation. Each of such contracts, leases, licenses, commitments and agreements is in full force and effect and constitutes the legal, valid and binding obligations of all of the parties thereto. Corporation is not in default and has not received or given any notice of default, and to each Seller's and Corporation's knowledge no other party thereto is in default, under any such contract, lease, license, commitment or other agreement or under any other obligation relating to the Assets or the business of Corporation.

(f) The name and location of each financial institution in which Corporation has an account or borrowing authority, and the names of the persons authorized to draw or borrow therefrom are listed on Exhibit F hereto. Each of such accounts has a positive funds balance.

3.7 No Litigation or Adverse Events. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body involving Corporation. No suit, action or legal, administrative, arbitration or other proceeding or reasonable basis therefor, or, to the best of Seller's knowledge, no investigation by any governmental agency, pertaining to the Corporation or the Assets of the Corporation is pending or, to the best of Seller's knowledge, has been threatened against Corporation or Sellers. To the best knowledge of Sellers, there is no dispute or any kind with any person under any contract or agreement with any Seller which materially adversely affects, or may materially adversely affect, Corporation, its business or operation.

3.8 Insurance. Included in Exhibit B is a true and accurate list of all policies of insurance maintained by Corporation relating to the Assets in effect as of the date hereof. All the policies of insurance so described are in full force and effect and the premiums therefor have been paid currently.

3.9 Intangible Properties.

(a) None of the Assets are subject to any patent or patent application, copyright or copyright application, trademark or trademark application, or similar evidence of ownership or the right to the use thereof by any third party.

(b) Corporation has the rights to use all data and information (including without limitation confidential information, trade secrets and know-how) necessary to permit the conduct from and after the Closing Date of the business of Corporation, as such business is and has been normally conducted.

(c) Corporation has the right to use the web address "kingsavionics.net" and the name "Kings Avionics", "Kings Avionics, Inc." and similar variations.

(d) Corporation has Federal Aviation Administration repair station license, Air Agency Certificate Number TF2R1852, and Sellers will perform all tasks necessary during the transition period up to and including August 31, 2012 to make sure there is no adverse action taken against or limitations placed upon that Air Agency Certificate with the change of ownership of the Kings Avionics, Inc. Stock by Buyer.

3.10 No Violation.

(a) The execution and delivery of this Agreement and all other agreements, instruments and documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby will not conflict with or violate or constitute a breach or default under the Articles of Incorporation or Bylaws of Corporation or any provision of any mortgage, trust indenture, lien, lease, agreement, instrument, order, judgment, decree or other restriction of any kind or character to which Corporation is subject or result in the creation or imposition or any lien, claim, charge or encumbrance of any nature whatsoever upon the Assets, the Capital Stock or Corporation.

(b) All licenses, permits, franchise and other governmental or quasi governmental authorizations and approvals required or necessary for Corporation to carry on its business have been obtained and are in full force and effect.

3.11 Tax Returns and Tax Audits.

(a) Corporation has filed with the appropriate government agencies all tax or information returns and tax reports required to be filed.

(b) All federal, state, local, foreign, dominion and provincial income, profits, franchise, sales, use, occupation, property, payroll, excise or other taxes whether or not yet due have been fully paid or adequately provided for by the Corporation.

(c) There are no sales, use or stamp taxes or other taxes payable by Corporation or Buyer as a result of the sale of the Capital Stock to Buyer.

3.12 Books and Records.

(a) The books and records of accounts of Corporation (i) are in all respects true, complete and correct, (ii) have been maintained in accordance with good business practices on a basis consistent with prior years, (iii) state in reasonable detail and accurately reflect the transactions and dispositions of the assets of Corporation, and (iv) accurately and fairly reflect the basis for the financial statements referred to in Section 3.3 above.

(b) The minute book of Corporation is complete and correctly reflects in all material respects all corporate actions taken by the board of directors of Corporation and all committees thereof and by its stockholders.

3.13 Employment Matters. As of the date hereof, Corporation has approximately 11 employees. Corporation has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours and the payment and withholding of taxes, and Corporation has withheld all amounts required by law or agreement to be withheld from the wages or salaries of its employees and Corporation is not liable for any arrears of wages or other taxes or penalties for failure to comply with any of the foregoing. There are no material controversies pending or threatened between Corporation and any of its employees or former employees.

3.14 Disclosure. No representation or warranty of Sellers in this Agreement or any other document delivered pursuant hereto or any statement, document, certificate or exhibit furnished or to be furnished by Sellers or Corporation pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary to make the statements contained therein not misleading. To the best knowledge of Sellers, there is no fact which Sellers have not disclosed in writing to Buyer which materially adversely affects, or may materially adversely affect, Corporation, its business, operations or prospects, the Assets or the Capital Stock.

4. ACTIONS BY SELLERS AND CORPORATION PENDING CLOSING.
From and after the date hereof and until the Closing Date Sellers jointly and severally warrant and agree that:

4.1 Full Access. Buyer and its authorized representatives shall have full access during normal business hours to all properties, books, records, contracts and documents of Corporation, and Sellers shall furnish or cause to be furnished to Buyer or its authorized representatives all information with respect to the affairs and business of Corporation and Sellers as Buyer may reasonably request.

4.2 Carry on in Regular Course. Corporation shall carry on its business diligently and substantially in the manner as heretofore conducted and Corporation shall not make or institute any unusual or novel methods of purchase, sale, management, accounting or operation, except with the prior written consent of Buyer. Corporation shall not enter into any contract or commitment to purchase or sell any equipment or machinery, capital assets or other assets (other than inventory) or engage in any transaction incurring any indebtedness without the prior written consent of Buyer.

A. David Hayden and Gary Morris represent and warrant that the payables of Kings Avionics, Inc. is represented as $209,691, with receivables to Kings Avionics, Inc. in the amount of $82,795. There will be no purchases by Kings Avionics, Inc. that are not approved by Butler National prior to Closing.

B. Kings Avionics, Inc. Credit Cards/Personal Expenses - There shall be no further charges on any Kings Avionics, Inc. related credit cards following the signing of this Agreement. All expenses of Kings Avionics, Inc. paid by any employee or representative must be documented on a personal expense report and approved in writing by Butler prior to incurring such expense to be eligible for reimbursement.

4.3 General Increases Limited. Without the prior written consent of Buyer, Corporation shall not increase or decrease the rates of pay of its employees or increase or decrease the fixed compensation payable or to become payable to any officer, employee or agent of Corporation or change or make any contract or commitment to increase or decrease the benefits or other compensation of any such officers, employees or agents; and Corporation shall not pay or make a commitment to pay any bonus or commission to any officer, employee or agent thereof.

4.4 Preservation of Organization. Sellers shall use their best efforts to preserve Corporation's business organization intact, to keep available to Buyer the present employees of Corporation and to preserve for Buyer the present relationships of Corporation with its suppliers, distributors and customers and others having business relations with it. Corporation will not amend its Articles of Incorporation or Bylaws or make any changes in authorized or issued Capital Stock.

4.5 Use of Property. All tangible property of Corporation will be used, operated, maintained and repaired in a careful and efficient manner. All of the property of the Corporation will remain at the New Century Airport business location.

4.6 No Default. Corporation shall not act or omit to do any act, or permit any act or omission to act, which will cause a breach of any contract, commitment or obligation.

4.7 Dividend Prohibition. Corporation will not declare or pay any dividend or make any distribution, directly or indirectly, in respect of its Capital Stock or other securities, nor will it directly or indirectly redeem, purchase, sell or otherwise acquire or dispose of its own stock.

5. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.
Each and every obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction prior to or on the Closing Date of the following conditions, unless waived in writing by Buyer:

5.1 Representations and Warranties True. The representations and warranties made by Sellers in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date. Buyer shall receive a certificate from Sellers to that effect.

5.2 Compliance with Agreement. Sellers and Corporation shall have performed and complied with all of their obligations under this Agreement which are to be performed or complied with by them prior to or on the Closing Date, and Buyer shall receive a certificate from Sellers to that effect.

5.3 Corporate Documents. Seller shall have delivered or caused to be delivered to Buyer certified copies of the Articles of Incorporation and Bylaws of Corporation.

5.4 Transition Services. Transition Services (as defined below) are extremely important to Buyer in an effort to maintain existing business. As a material part of this Agreement and for the consideration recited in Section 1.2, above, Gary Morris and David B. Hayden agree to provide Transition Services and Technical Assistance at the Kings Avionics, Inc. offices at the New Century Airport in Kansas from the time of Closing of this Agreement, to and including August 31, 2012, not as employees of the Corporation. The Transition Services and Technical Assistance include, but not limited to such things as sales support, bid support, technical support (installation and post-sale), production, scheduling, recovery of receivables, and inventory management.

In consideration for the sales efforts of Gary Morris in the transaction period between Closing and August 31, 2012, Buyer agrees to pay to Gary Morris a commission of ten percent (10%) of the Adjusted Gross Profit (as defined below) for Avionics Installations generated (originated from Gary Morris and not another sales person) by Gary Morris. The Morris commission will be based on the cumulative quarterly profit of Avionics Installations generated by Gary Morris. The Morris commission will be payable on a quarterly basis and payable only if the Installation segment's quarter in which the installations occurred is profitable. All commission payments shall be offset by warranty claims. "Adjusted Gross Profit" is equal to sales price less direct labor less parts and materials and less Overhead Allocation. "Overhead Allocation" is total direct labor hours worked on the project (customer) divided by the total direct labor hours billed for the period multiplied by the total overhead for the quarter.

5.5 Confidentiality and Noncompete Agreement. Each Seller shall have executed and delivered to Buyer Confidentiality and Noncompete Agreements in the form attached hereto as Exhibit C and Exhibit D.

5.6 Banking. Buyer shall have obtained from Patriot's Bank, the authorization to have the Corporation continue its line of credit and its loans to Patriot's Bank on terms at least as favorable terms as exist for at the time of signing this Agreement and that Patriot's Bank will allow Buyer the right to acquire at least $200,000.00 in additional debt from the bank at the same terms as the existing line of credit.

5.7 Review of Assets and Records. Buyer shall have the option to review or cause its representatives to review Corporation's records and assets, and in the event Buyer exercises such option, Buyer shall be satisfied that such review indicates that the financial statements of Corporation which have been delivered to Buyer accurately reflect the past results and the current financial condition of Corporation's business to be acquired hereby.

5.8 Approval by Board of Directors. The board of directors (with David Hayden abstaining) of Buyer shall have approved the execution, delivery and performance of this Agreement.

5.9 Resignations. All officers and directors of Corporation shall have submitted their resignations from such offices.

6. CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS.
Each and every obligation of Sellers to be performed on the Closing Date shall be subject to the satisfaction prior to or on the Closing Date of the following conditions, unless waived in writing by Sellers:

6.1 Representations and Warranties True. Buyer's representations and warranties contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date, and Sellers shall receive a certificate from an officer of Buyer to that effect.

6.2 Note Payabe to Gary Morris Butler will agree to see that the payment of the reported $40,501 obligation to Gary Morris is paid to Gary over twenty-four (24) months in equal monthly installments of $1,771.00 per month beginning at Closing. There shall be no penalty for prepayment.

7. INDEMNIFICATION.

7.1 Indemnification. Sellers jointly and severally or Buyer (as the case may be) ("Indemnifying Party") agree to defend, indemnify and hold harmless Buyer ("Indemnitee) and its officers, directors, employees, agents, representatives, successors and assigns from, against and in respect of any and all loss, liability and expense resulting from:

(a) Any and all loss, damage or deficiency resulting from any misrepresentation or breach of warranty or nonfulfillment of any obligation by Indemnifying Party under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Indemnifying Party pursuant to this Agreement; and

(b) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses (including legal expenses) incident to any of the foregoing provisions.

Buyer shall be entitled to reduce and set-off against all payments due to Seller by the amounts of any liability not disclosed in writing by Seller to Buyer incurred by the Corporation prior to Closing. Sellers warrant and represent that all liabilities are disclosed on the financial statements.

8. COVENANTS OF SELLERS.

8.1 Further Assurances. Sellers jointly and severally agree as follows:

(a) Sellers will use their best efforts (i) to obtain any consents by any third party or government authority or agency required or deemed desirable by Buyer in connection with the consummation of the transactions contemplated by this Agreement, (ii) to fulfill or cause to be fulfilled each of the conditions precedent to Buyer's obligations set forth in Section 5 hereof on or prior to the Closing and (iii) to perform each of the acts and things required to be performed by them and Corporation, hereunder at or prior to the Closing; and

(b) Sellers and Corporation shall execute and deliver or cause to be executed and delivered such further instruments and take such other action as Buyer may require to remedy any misrepresentation or any breach of warranty made by Sellers herein and to more effectively carry out the transfer of the Capital Stock and the consummation of the matters contemplated by this Agreement.

(c) At or prior to the Closing, Seller shall deliver to Buyer all keys to any improvements located on any of the real property of Corporation, all blank stock certificates and stock transfer records, the minute book and the seal of Corporation, all other books, records, surveys, data, documents, files and all other information including books of account, related to the operation of Corporation's business, or its properties or assets and hard copies of any books or records or other documents or information relating to the operation of Corporation's business or its properties or assets stored on any electronic media, including computers.

(d) The parties will agree that any and all FAA regulations and requirements shall be followed in the sale of stock and for all operations of the Business. David Hayden and Gary Morris will agree to use their best efforts to support, provide documentation and any other information necessary to reasonably assist Butler in obtaining any certification or FAA approvals related to the Business and to maintain all categories for the repair station.

8.2 Confidential Information. Sellers each agree not to communicate, divulge or use for the benefit of any person, firm, partnership or corporation any of the trade secrets, business methods, business records and files, customer lists, promotional materials, product specifications, drawings and prototypes, price lists, instruction manuals, reports, or any other confidential or proprietary information of the Corporation or of Buyer as provided in the signed Non-Disclosure Agreements attached hereto and incorporated by this reference.

8.3 Agreement Not to Compete. Sellers each agree through the transition period (August 31, 2012) and for a period of two (2) years thereafter that they and each of them will not, directly or indirectly compete with the Corporation as provided in the Non-Competition Agreements attached hereto and incorporated by this reference.

8.4 Remedy at Law Inadequate. Sellers each hereby acknowledge and agree that Buyer's remedy at law for any breach by any of them of the provisions of this Section 8 will be inadequate, and that Buyer, Corporation and their successors and assigns shall be entitled to injunctive or other equitable relief in addition to any other remedy any of them may have for a breach of such provisions. If a final judicial determination is made that any provision of this Section constitutes an unreasonable or otherwise unenforceable restriction against Sellers, Sellers and Buyer agree that such provision shall be void only to the extent that such judicial determination finds such provision to be unreasonable or otherwise unenforceable.

8.5 Sellers remedy for Default. Each Seller shall be entitled to recovery in monthly payments the balance of any outstanding Purchase Price as provided in Section 1.2 above, if Buyer shall breach this Agreement for non-payment.

9. TERMINATION AND ABANDONMENT.
This Agreement may be terminated and abandoned on or prior to the Closing Date as follows: (a) by mutual consent of all parties hereto, (b) by Sellers if the conditions precedent contained in Section 6 hereof have not been fulfilled or waived in writing on or prior to the Closing Date, (c) by Buyer if the conditions precedent contained in Section 5 hereof have not been fulfilled or waived in writing on or prior to the Closing Date, or (d) by Buyer or Sellers if the Closing has not occurred by October 31, 2010. In the event of termination by any party as provided above, written notice shall promptly be given to the other party and each party shall pay its or his own expenses incident to the preparation for the consummation of this Agreement and the transactions contemplated hereby. A termination under the provisions of this Section 10 shall not prejudice any claim for damages that any party may have hereunder or in law or in equity.

10. MISCELLANEOUS.

10.1 Assignment. This Agreement shall be assignable by Buyer, but no part of this Agreement is assignable by Sellers.

10.2 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the law of the State of Kansas applicable to agreements made and to be performed entirely within such state, including all matters of enforcement, validity and performance.

10.3 Amendment and Modification. Buyer and Sellers may amend, modify and supplement this Agreement in such manner as may be mutually agreed by them in writing.

Notices. All notices, requests, demands and other communications hereunder shall be deemed to be duly given if delivered by hand or if mailed by certified or registered mail with postage prepaid as follows:

If to Sellers:

Gary Morris David B. Hayden
31525 W. 231st Street 21910 S. Gardner Road
Spring Hill, KS 66083 Spring Hill, KS 66083

If to Buyer:

Attn: President and CEO
Butler National Corporation
19920 W. 161st Street
Olathe, KS 66062

or to such other address as any party may provide to the other in writing.

10.1. Entire Agreement. This instrument embodies the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein.

10.2 Successors and Counterparts. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and to their respective successors and assigns and may be executed in two or more counterparts each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

10.3 Headings. The headings used in this Agreement are for convenience only and shall not constitute a part of this Agreement.

10.4 Exhibits. All of the exhibits attached hereto are incorporated herein and made a part of this Agreement by reference thereto.

10.5 Negotiated Transaction. The provisions of this Agreement were negotiated by the parties hereto and said Agreement shall be deemed to have been drafted by all the parties hereto.

THE SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

/s/ Gary Morris
Gary Morris

/s/ David B. Hayden
David B. Hayden
Sellers

Butler National Corporation

By S/ Clark D. Stewart
Clark D. Stewart, President
9/27/2010 Buyer